Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan José Román-Jiménez	Mr. Garrett Edson
EVP and Chief Financial Officer	ICR
(787) 749-4949	(787) 792-6488

Triple-S Management Corporation Reports Fourth Quarter 2020 Results

SAN JUAN, Puerto Rico, February 25, 2021 – Triple-S Management Corporation (NYSE:GTS), a leading healthcare company in Puerto Rico, today announced its fourth quarter 2020 results.

Roberto Garcia-Rodriguez, President and Chief Executive Officer, commented: “During the fourth quarter, our enhanced Medicare Advantage and Medicaid offerings, along with our superior service and premier brand, enabled us to further increase our membership numbers and premiums.  Our solid performance was due, in great part, to our team’s outstanding efforts to provide critical support to our members, providers and communities throughout an extremely challenging year.”

“In 2021 we will continue investing in informatics and clinical management capabilities that improve service and health outcomes for our members.  As we implement our integrated healthcare-delivery agenda over the next four years, we will be firmly positioned to generate sustainable and profitable growth as the preferred healthcare services company in Puerto Rico.”

Fourth Quarter 2020 Consolidated Results and Other Highlights

●	Net income of $26.2 million, or $1.13 per diluted share, versus net income of $13.2 million, or $0.55 per diluted share, in the prior-year period;
●	Adjusted net income of $4.2 million, or $0.18 per diluted share, versus adjusted net income of $6.0 million, or $0.25 per diluted share, in the prior-year period;
●	Operating revenues of $969.8 million, a 16.7% increase from the prior-year period, primarily reflecting higher Managed Care net premiums earned;
●	Consolidated loss ratio of 86.2%, a 520 basis point increase from the fourth quarter of 2019, reflecting higher Managed Care utilization;
●	Medical loss ratio (MLR) of 89.4%, 570 basis points higher than the same period last year;
●	Consolidated operating loss of $3.9 million, compared with operating income of $8.7 million in the prior-year period.

Triple-S Management Corporation
Selected Segment Quarterly Details

Managed Care

●	Managed Care premiums earned were $873.1 million, up 17.7% year-over-year.

º
Medicare premiums earned of $392.5 million increased 14.7% from the prior-year period. The increase was largely due to an addition of approximately 27,000 member months, which primarily reflects a more competitive product offering and higher premium rates resulting from an increase in the premium rate benchmark and membership risk score.

º
Medicaid premiums earned of $270.3 million increased 34.8% from the prior-year period, primarily reflecting higher member months of approximately 168,000; higher average premium rates following two premium rate increases in 2020; and the reinstatement of the HIP Fee pass-through in 2020.

º
Commercial premiums earned of $210.3 million increased 5.8% from the prior-year period, mainly reflecting higher average premium rates, the reinstatement of the HIP Fee pass-through in 2020 and a reduction in the estimated MLR rebate accrual (which was originally recorded as a reduction of premiums) as utilization of services trended to almost-normalized levels.  These increases were partially offset by a reduction of approximately 10,000 fully insured member months.

●
Reported MLR of 89.4% increased 570 basis points from the prior-year period, primarily reflecting unfavorable prior period reserve development, higher non-COVID-19 utilization of services, higher costs associated with the treatment of COVID-19 and increased benefits in the Medicare product offering in 2020.

●
Managed care operating expenses of $119.9 million decreased by $5.7 million, or 4.5%, from the prior-year period, primarily reflecting lower provision for bad debts and professional services, offset in part by the reinstatement of the HIP fee in 2020.  The segment operating expense ratio was 13.7%, a 320 basis-point improvement from the prior-year quarter.

Life Insurance Segment

●	Premiums earned, net of $51.1 million increased 8.5% from the prior-year period, resulting from new sales and the acquisition of a life insurance portfolio in the second quarter of 2020.

●	Operating income was $7.6 million, a 72.7% increase compared to $4.4 million in the prior-year period, primarily reflecting higher premiums in the 2020 quarter.

Property and Casualty Segment

●	Premiums earned, net of $25.1 million increased 10.1% from the prior-year period.

●	Operating income was $8.9 million, compared with an operating loss of $0.5 million during the prior-year period, primarily driven by lower losses and operating expenses in the 2020 quarter.

●	Reserves related to Hurricane Maria were $183 million as of December 31, 2020. As of December 31, 2020, 355 of the total 17,783 Maria-related claims remained outstanding.

Triple-S Management Corporation
2021 Outlook

The Company is initiating the following full year 2021 guidance:

●	Consolidated operating revenue is expected to be between $3.98 billion and $4.02 billion, which includes Managed Care premiums earned, net between $3.58 billion and $3.62 billion;

●	Consolidated claims incurred ratio is expected to be between 83.0% and 84.0%, while Managed Care MLR is expected to be between 86.0% and 87.0%;

●	Consolidated operating expense ratio is expected to be between 15.5% and 16.5%;

●	The effective tax rate is expected to be between 29.0% and 31.0%; and

●
Adjusted net income per diluted share is expected to be between $2.95 and $3.15.  Adjusted net income per diluted share does not account for any potential share repurchase activity during 2021.  The Company is assuming a weighted average diluted share count for full year 2021 of 23.6 million shares.

Conference Call and Webcast

Management will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss its financial results for the three months ended December 31, 2020. To participate, callers within the U.S. and Canada should dial 1-877-300-8521 and international callers should dial 1-412-317-6026 at least ten minutes before the call.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s website at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s website, will be available about two hours after the call ends for one year. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the website.

Triple-S Management Corporation
About Triple-S Management Corporation

Triple-S Management Corporation is a healthcare services company and one of the top players in the Puerto Rico healthcare industry, with over 60 years of experience as the premier brand serving more people through the most attractive provider networks on the island.  We have the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and we offer a broad portfolio of managed care and related products in the Commercial, Medicare Advantage and Medicaid markets. Triple-S is also a well-known brand in the life insurance and property and casualty insurance markets in Puerto Rico, with strong customer relationships and a significant market share. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.

Non-GAAP Financial Measures

This earnings release presents information about the Company’s adjusted net income, which is a non-GAAP financial metric provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (GAAP). A reconciliation of adjusted net income to net income, the most comparable GAAP financial measure, is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

●	Trends in health care costs and utilization rates
●	Ability to secure sufficient premium rate increases
●	Competitor pricing below market trends of increasing costs
●	Re-estimates of policy and contract liabilities and reserves
●	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
●	Significant acquisitions or divestitures by major competitors
●	Introduction and use of new prescription drugs and technologies
●	A downgrade in the Company’s financial strength ratings
●	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

Triple-S Management Corporation
●	Ability to contract with providers and government agencies consistent with past practice
●	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
●	Ability to maintain Federal Employees, Medicare and Medicaid contracts
●	Volatility in the securities markets and investment losses and defaults
●	General economic downturns, major disasters and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

Triple-S Management Corporation
Earnings Release Schedules and Supplemental Information

Condensed Consolidated Balance Sheets	Exhibit I

Condensed Consolidated Statements of Earnings	Exhibit II

Condensed Consolidated Statements of Cash Flows	Exhibit III

Segment Performance Supplemental Information	Exhibit IV

Reconciliation of Non-GAAP Financial Measures	Exhibit V

Triple-S Management Corporation
Exhibit I

Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
Unaudited

	December 31, 2020	December 31, 2019
Assets

Investments	$1,874,024	$1,643,637
Cash and cash equivalents	110,989	109,837
Premium and other receivables, net	488,840	567,692
Deferred policy acquisition costs and value of business acquired	248,325	234,885
Property and equipment, net	131,974	88,588
Other assets	234,266	174,187

Total assets	$3,088,418	$2,818,826

Liabilities and Stockholders' Equity

Policy liabilities and accruals	$1,550,798	$1,425,477
Accounts payable and accrued liabilities	487,356	370,483
Short-term borrowings	30,000	54,000
Long-term borrowings	52,751	25,694

Total liabilities	2,120,905	1,875,654

Stockholders’ equity:
Common stock	23,430	23,800
Other stockholders’ equity	944,800	920,065

Total Triple-S Management Corporation stockholders’ equity	968,230	943,865

Non-controlling interest in consolidated subsidiary	(717)	(693)

Total stockholders’ equity	967,513	943,172

Total liabilities and stockholders’ equity	$3,088,418	$2,818,826

Triple-S Management Corporation
Exhibit II

Condensed Consolidated Statements of Earnings
(dollar amounts in thousands, except per share data)
Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Premiums earned, net	$948,084	$810,364	$3,605,450	$3,252,880
Administrative service fees	3,830	2,251	12,585	9,946
Net investment income	15,253	16,393	57,547	62,007
Other operating revenues	2,597	2,218	8,991	8,553
Total operating revenues	969,764	831,226	3,684,573	3,333,386

Net realized investment gains on sale of securities	821	1,077	641	5,843
Net unrealized investment gains on equity investments	25,067	7,892	7,639	32,151
Other income, net	3,368	847	9,585	4,206
Total revenues	999,020	841,042	3,702,438	3,375,586

Benefits and expenses:
Claims incurred	817,419	656,752	2,946,820	2,666,256
Operating expenses	156,230	165,777	655,899	569,406
Total operating costs	973,649	822,529	3,602,719	3,235,662

Interest expense	2,173	1,991	7,986	7,672

Total benefits and expenses	975,822	824,520	3,610,705	3,243,334

Income before taxes	23,198	16,522	91,733	132,252

Income tax expense (benefit)	(2,952)	3,300	24,568	39,375

Net income	26,150	13,222	67,165	92,877

Net loss attributable to the non-controlling interest	(4)	(7)	(24)	(17)

Net income attributable to Triple-S Management Corporation	$26,154	$13,229	$67,189	$92,894

Earnings per share attributable to Triple-S Management Corporation:

Basic net income per share	$1.13	$0.55	$2.90	$3.98
Diluted net income per share	$1.13	$0.55	$2.88	$3.97

Weighted average of common shares	23,067,274	23,839,165	23,179,544	23,318,742
Diluted weighted average of common shares	23,237,694	23,901,874	23,309,742	23,385,293

Triple-S Management Corporation
Exhibit III

Condensed Consolidated Statements of Cash Flows
(dollar amounts in thousands)
Unaudited

	For the Twelve Months Ended December 31,
	2020	2019

Net cash provided by (used in) operating activities	$257,845	$(16,826)

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	149,265	424,239
Fixed maturities matured/called	84,416	21,258
Securities held to maturity - fixed maturities matured/called	1,079	1,708
Equity investments sold	134,926	169,153
Other invested assets sold	17,013	4,554
Acquisition of investments:
Securities available for sale - fixed maturities	(287,998)	(449,043)
Securities held to maturity - fixed maturities	(1,088)	(1,078)
Equity investments	(248,123)	(143,972)
Other invested assets	(30,178)	(28,501)
Increase in other investments	(5,683)	(2,981)
Net change in policy loans	402	(1,392)
Net capital expenditures	(57,873)	(20,820)
Capital contribution to equity method investees	(8,184)	(11,418)

Net cash used in investing activities	(252,026)	(38,293)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	(3,249)	(2,384)
Net change in short-term borrowings	(24,000)	54,000
Proceeds of long-term borrowings	30,841	-
Repayments of long-term borrowings	(3,883)	(3,236)
Repurchase and retirement of common stock	(14,982)	(9,989)
Dividends paid	-	(11)
Proceeds from policyholder deposits	25,740	28,879
Surrender of policyholder deposits	(15,134)	(19,847)

Net cash (used in) provided by financing activities	(4,667)	47,412

Net increase (decrease) in cash and cash equivalents	1,152	(7,707)

Cash and cash equivalents, beginning of period	109,837	117,544

Cash and cash equivalents, end of period	$110,989	$109,837

Triple-S Management Corporation
Exhibit IV

Segment Performance Supplemental Information

(Unaudited)	Three months ended December 31,				Twelve months ended December 31,
(dollar amounts in millions)	2020	2019	Percentage Change		2020	2019	Percentage Change
Premiums earned, net:
Managed Care:
Commercial	$210.3	$198.8	5.8%		$815.6	$801.2	1.8%
Medicare	392.5	342.3	14.7%		1,553.5	1,408.0	10.3%
Medicaid	270.3	200.5	34.8%		953.2	778.3	22.5%
Total Managed Care	873.1	741.6	17.7%		3,322.3	2,987.5	11.2%
Life Insurance	51.1	47.1	8.5%		196.0	182.2	7.6%
Property and Casualty	25.1	22.8	10.1%		92.0	87.7	4.9%
Other	(1.2)	(1.1)	(9.1%)		(4.8)	(4.5)	(6.7%)
Consolidated premiums earned, net	$948.1	$810.4	17.0%		$3,605.5	$3,252.9	10.8%
Operating revenues: [1]
Managed Care	$882.3	$751.5	17.4%		$3,356.1	$3,025.3	10.9%
Life Insurance	57.8	54.4	6.3%		223.3	209.5	6.6%
Property and Casualty	27.5	25.1	9.6%		101.0	97.5	3.6%
Other	2.2	0.2	1000.0%		4.2	1.1	281.8%
Consolidated operating revenues	$969.8	$831.2	16.7%		$3,684.6	$3,333.4	10.5%
Operating income (loss): [2]
Managed Care	$(18.2)	$5.1	(456.9%)		$38.3	$61.9	(38.1%)
Life Insurance	7.6	4.4	72.7%		27.8	21.9	26.9%
Property and Casualty	8.9	(0.5)	1880.0%		19.9	14.5	37.2%
Other	(2.2)	(0.3)	633.3%		(4.1)	(0.6)	583.3%
Consolidated operating (loss) income	$(3.9)	$8.7	(144.8%)		$81.9	$97.7	(16.2%)
Operating margin: [3]
Managed Care	(2.1%)	0.7%	-280	bp	1.1%	2.0%	-90	bp
Life Insurance	13.1%	8.1%	500	bp	12.4%	10.5%	190	bp
Property and Casualty	32.4%	(2.0%)	3,440	bp	19.7%	14.9%	480	bp
Consolidated	(0.4%)	1.0%	-140	bp	2.2%	2.9%	-70	bp
Depreciation and amortization expense	$3.5	$3.9	(10.3%)		$14.4	$14.6	(1.4%)

[1]	Operating revenues include premiums earned, net, administrative service fees and net investment income.
[2]	Operating income or loss include operating revenues minus operating costs. Operating costs include claims incurred and operating expenses.
[3]	Operating margin is defined as operating income or loss divided by operating revenues.

Triple-S Management Corporation
Managed Care Additional Data

Managed Care Additional Data	Three months ended December 31,		Twelve months ended December 31,
(Unaudited)	2020	2019	2020	2019
Member months enrollment:
Commercial:
Fully-insured	961,725	971,270	3,882,185	3,844,106
Self-insured	303,732	353,843	1,285,366	1,426,353
Total Commercial	1,265,457	1,325,113	5,167,551	5,270,459
Medicare Advantage	410,779	384,038	1,631,059	1,540,476
Medicaid	1,237,098	1,069,428	4,515,196	4,257,181
Total member months	2,913,334	2,778,579	11,313,806	11,068,116
Claim liabilities (in millions)			$445.7	$341.3
Days claim payable			58	49
Premium PMPM:
Managed Care	$334.57	$305.85	$331.29	$309.85
Commercial	218.67	204.68	210.09	208.42
Medicare Advantage	955.50	891.32	952.45	914.00
Medicaid	218.50	187.48	211.11	182.82
Medical loss ratio:	89.4%	83.7%	84.5%	84.6%
Commercial	87.8%	81.3%	79.1%	82.4%
Medicare Advantage	82.7%	75.0%	80.9%	79.8%
Medicaid	100.3%	100.9%	94.9%	95.4%
Adjusted medical loss ratio: [1]	87.1%	85.7%	83.5%	86.1%
Commercial	82.8%	80.6%	78.0%	84.0%
Medicare Advantage	82.8%	81.9%	79.9%	81.4%
Medicaid	96.7%	97.1%	94.1%	96.8%
Operating expense ratio:
Consolidated	16.4%	20.4%	18.1%	17.5%
Managed Care	13.7%	16.9%	15.4%	14.5%

[1]
The adjusted medical loss ratio accounts for subsequent adjustments to estimates, such as prior-period reserve developments and Medicare premium adjustments and presents them in their corresponding period.

Triple-S Management Corporation
Managed Care Membership by Segment

Managed Care Membership by Segment	As of December 31,
	2020	2019
Members:
Commercial:
Fully-insured	320,180	322,973
Self-insured	99,478	117,696
Total Commercial	419,658	440,669
Medicare Advantage	137,092	127,789
Medicaid	422,023	355,465
Total members	978,773	923,923

Triple-S Management Corporation
Exhibit V

Reconciliation of Non-GAAP Financial Measures

	Adjusted Net Income
(Unaudited)	Three months ended December 31,		Twelve months ended December 31,
(dollar amounts in millions)	2020	2019	2020	2019
Net income	$26.2	$13.2	$67.2	$92.9
Less adjustments:
Net realized investment gains, net of tax	0.7	0.8	0.5	4.7
Unrealized gains on equity investments	20.1	6.3	6.1	25.7
Private equity investment income, net of tax	1.2	0.1	3.7	1.0
Contingency accrual	-	-	(20.0)	-
Adjusted net income	$4.2	$6.0	$76.9	$61.5
Diluted adjusted net income per share	$0.18	$0.25	$3.30	$2.63

Adjusted net income is a non-GAAP financial metric and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Management believes that the use of this adjusted net income and adjusted net income per share provides investors and management useful information about the earnings impact of realized and unrealized investment gains or losses, as well as other non-recurring items impacting the Company’s results of operations.  This non-GAAP metric does not consider all the items associated with the Company’s operations as determined in accordance with GAAP.  As a result, one should not consider these measures in isolation.